HEMLOCK FEDERAL
                                FINANCIAL CORP.

                              OAK FOREST, ILLINOIS

                                JANUARY 20, 2004


                               PATRICIA A. MCJOYNT
                                MANAGING DIRECTOR

                                 (800) 966-8404

                                pmcjoynt@kbw.com

[LOGO]

                                 MARKET OVERVIEW

[LOGO]                                  1        HEMLOCK FEDERAL FINANCIAL CORP.

KBW OUTLOOK FOR 2004

o For the first time ever, the Keefe Bank Index ("KBI") has outperformed the broader market for four consecutive years (2000 - 2003). There is a growing risk that the bank group will underperform going forward

o    Relative valuations higher than average, but below cycle peek

o    Dividend yields of banking sector continue to be attractive

o Securities portfolios exposed to rising interest rates, portfolio extension, and may result in book value erosion

o    Gale force headwinds for mortgage banking in 2004

o Net interest margins have room to improve. Best margin scenario is a gradual increase in interest rates over time.

o    Significant consumer credit problems are not expected to materialize in
     2004

o Consolidation expected to stay hot in 2004, with excess capital, overcapacity, the attraction of retail banking, and revenue headwinds driving consolidation activity.

[LOGO]                                  2        HEMLOCK FEDERAL FINANCIAL CORP.

JANUARY 2, 1998 - DECEMBER 31, 2003

                                     [GRAPH]

[LOGO]                                  3        HEMLOCK FEDERAL FINANCIAL CORP.

PRICE PERFORMANCE OF PUBLICLY TRADED THRIFTS IN THE ILLINOIS AND MISSOURI

                                                              TANGIBLE      LTM                      PRICE CHANGE
                                              IPO     ASSETS   EQUITY/  -----------   CMV     ---------------------------
HOLDING COMPANY                     TICKER    DATE     ($M)    ASSETS   ROAA  ROAE   1/13/04   YTD    LTM    2002    2001
-------------------------------------------------------------------------------------------------------------------------
 1 MAF Bancorp, Inc.                MAFB     1/12/90  6,715.3     7.13  1.31  15.00   42.43    1.27  20.58   42.03   3.74
 2 NASB Financial, Inc.             NASB     9/27/85  1,107.4    11.25  2.22  20.53   43.00    2.60  92.05  166.61  30.32
 3 EFC Bancorp, Inc.                EFC       4/7/98    881.6     8.69  0.85   9.23   25.90    8.37  38.87   72.56  33.49
 4 Centrue Financial Corporation    CFF       1/6/93    509.4     5.43  0.36   5.32   27.76   -1.73  48.45   92.82  33.18
 5 Pulaski Financial Corp.          PULB     12/3/98    401.4     9.06  1.38  16.35   17.88    5.92  64.04  114.36  60.51
 6 Chesterfield Financial Corp.     CFSL      5/2/01    368.8    19.86  0.70   3.51   24.99    5.22  22.80   45.26     NA
 7 Citizens First Financial Corp.   CFSB      5/1/96    351.5     9.43  0.60   6.53   26.17    2.63   5.91   44.06  49.05
 8 HEMLOCK FEDERAL FINANCIAL CORP.  HMLK      4/2/97    320.4     6.50  0.55   8.12   28.71   -0.24   5.63   11.76  53.73
 9 First Federal Bancshares, Inc.   FFBI     9/28/00    312.4    12.48  0.89   6.01   34.87   -0.94  74.26  113.99  22.99
10 Southern Missouri Bancorp, Inc.  SMBC     4/13/94    290.0     7.87  1.00  11.13   14.24    2.82  27.14   70.98  18.90
11 First Bancshares, Inc.           FBSI    12/22/93    270.4     9.76  0.86   8.77   20.66   -1.62  55.92   75.59  19.60
12 Park Bancorp, Inc.               PFED     8/12/96    260.9    11.17  0.82   7.21   29.14    0.27  26.97   63.63  31.56
13 First BancTrust Corporation      FBTC     4/19/01    224.5    11.47  0.96   7.67   24.25    0.00  45.65   61.67     NA
14 Great American Bancorp, Inc.     GTPS     6/30/95    159.5    10.79  1.02   9.56   36.50    4.26  23.31   54.09  68.30
15 Midland Capital Holdings
   Corporation                      MCPH     6/30/93    157.5     7.29  0.65   9.28   39.00   13.04  45.79  112.97   8.00
16 North Bancshares, Inc.           NBSI    12/21/93    130.0    10.47  0.31   3.03   13.95    2.98  -6.69    4.20  45.45
17 Allied First Bancorp, Inc.       AFBA    12/31/01    129.6     7.64  0.40   3.96   16.00   -1.54  28.00   36.56     NA
18 East Side Financial,
   Incorporated                     ESDF     11/1/91    110.0    11.90  0.52   3.72   33.00    0.00   3.13   10.00  -3.23
19 CCSB Financial Corp.             CCFC      1/9/03     85.5    17.60  0.19   1.26   16.05    3.55  28.92      NA     NA
20 Rantoul First Bank, SB           RFBK      4/2/03     31.7     8.95    NA     NA   20.00    0.00     NA      NA     NA

   AVERAGE:                                             640.9    10.24  0.82   8.22            2.34  34.25   66.29  31.71
   MEDIAN:                                              280.2     9.60  0.82   7.67            1.94  28.00   62.65  31.56

   NATIONAL AVERAGE*:                                 3,209.2     9.82  0.89   9.40           -0.14  41.47   75.28  28.38
   NATIONAL MEDIAN*:                                    489.3     8.89  0.86   9.18            0.00  35.27   68.32  26.17

                                                                             DIVIDEND
                                             CURRENT PRICE TO           --------------------
                                    ----------------------------------  QTRLY  YIELD   LTM %
HOLDING COMPANY                     QTR EPS  LTM EPS   BOOK   TANGBOOK   ($)    (%)   PAYOUT
--------------------------------------------------------------------------------------------
 1 MAF Bancorp, Inc.                 13.43    12.98   175.48   230.85   0.180   1.70   21.10
 2 NASB Financial, Inc.              14.73    15.14   284.96   292.52   0.170   1.58   23.24
 3 EFC Bancorp, Inc.                 15.79    16.50   154.90   154.90   0.148   2.28   35.99
 4 Centrue Financial Corporation     15.77    35.59   164.85   188.59   0.075   1.08   38.46
 5 Pulaski Financial Corp.           18.63    17.70   266.87   266.87   0.060   1.34   20.79
 6 Chesterfield Financial Corp.      41.65    35.20   131.66   132.50   0.080   1.28   35.21
 7 Citizens First Financial Corp.    21.10    19.98   117.99   117.99   0.100   1.53   30.53
 8 HEMLOCK FEDERAL FINANCIAL CORP.   17.94    15.95   118.88   126.53   0.170   2.37   35.00
 9 First Federal Bancshares, Inc.    18.16    24.05   158.79   166.21   0.110   1.26   26.21
10 Southern Missouri Bancorp, Inc.   12.28    12.28   127.60   144.86   0.090   2.53   25.86
11 First Bancshares, Inc.            13.96    15.08   126.28   128.80   0.040   0.77   11.68
12 Park Bancorp, Inc.                12.35    16.10   106.78   106.78   0.150   2.06   33.15
13 First BancTrust Corporation       13.47    14.61   118.76   118.76   0.100   1.65   18.07
14 Great American Bancorp, Inc.      19.41    18.07   156.45   160.86   0.110   1.21   21.78
15 Midland Capital Holdings
   Corporation                        6.63    14.13   126.50   126.50   0.170   1.74   22.46
16 North Bancshares, Inc.            43.59    37.70   118.12   118.12   0.080   2.29  110.81
17 Allied First Bancorp, Inc.        28.57    23.88    90.24    90.24   0.000   0.00    0.00
18 East Side Financial,
   Incorporated                      28.45    20.00    73.33    73.33   0.050   0.61   15.15
19 CCSB Financial Corp.             133.75       NA   104.42   104.42   0.000   0.00      NA
20 Rantoul First Bank, SB               NM       NA   134.59   134.59   0.000   0.00      NA

   AVERAGE:                          25.77    20.27   142.87   149.21   0.094   1.36   29.19
   MEDIAN:                           17.94    17.10   127.05   130.65   0.095   1.44   24.55

   NATIONAL AVERAGE*:                20.89    19.89   161.95   172.49   0.109   1.83   36.86
   NATIONAL MEDIAN*:                 16.61    16.13   144.21   152.13   0.106   1.87   31.60

   *excludes MHC's

                            CMV - Current market value  ROAA - Return on average assets    IPO - Initial public offering
Source: SNL Securities, LC  EPS - Earnings per share    ROAE - Return on average equity    LTM - Last twelve months

[LOGO]                                  4        HEMLOCK FEDERAL FINANCIAL CORP.

                               FRANCHISE OVERVIEW

[LOGO]                                  5        HEMLOCK FEDERAL FINANCIAL CORP.

FINANCIAL HIGHLIGHTS: ANNUAL

                                        AT OR FOR THE                        AT OR FOR THE YEAR ENDED
                                       9 MONTHS ENDED   -------------------------------------------------------------------
($000S EXCEPT PER SHARE)                 09/30/2003     12/31/2002    12/31/2001    12/31/2000    12/31/1999    12/31/1998
---------------------------------------------------------------------------------------------------------------------------
Assets                                   $ 320,416       $ 316,161   $   289,244   $   276,663   $   228,457   $   204,424
Loans, net                               $ 140,062       $ 147,436   $   156,473   $   154,821   $   116,998   $   101,977
Securities                               $ 125,811       $ 127,465   $    96,920   $    95,698   $    96,434   $    90,980
Deposits                                 $ 209,634       $ 201,725   $   189,456   $   179,424   $   150,576   $   143,149
Borrowings                               $  86,307       $  89,060   $    74,785   $    74,700   $    49,500   $    31,000
Equity                                   $  22,071       $  21,484   $    20,874   $    19,103   $    25,721   $    27,206

Net interest income                      $   4,774       $   7,836   $     7,488   $     7,439   $     6,777   $     5,908
Loan loss provision                      $       0       $       0   $         0   $         0   $        20   $        21
Noninterest income                       $   1,199       $   1,128   $     1,312   $       965   $       648   $       690
Gain/loss on securities/other assets     $     688       $     571   $       280   $       -30   $        63   $        19
Noninterest expense                      $   4,859       $   6,416   $     6,104   $     5,552   $     4,670   $     4,085
Income tax expense                       $     546       $   1,031   $     1,006   $       983   $     1,058   $       957
Net income                               $   1,256       $   2,055   $     1,970   $     1,839   $     1,740   $     1,554

Return on average assets                      0.52%           0.68%         0.71%         0.73%         0.82%         0.81%
Return on average equity                      7.73%           9.78%         9.83%         9.04%         6.56%         5.33%
Equity to assets                              6.89%           6.80%         7.22%         6.90%        11.26%        13.31%
TangEquity to assets                          6.50%           6.38%         6.73%         6.34%        11.26%        13.31%
Efficiency ratio                             80.21%          70.65%        67.57%        65.12%        62.90%        61.59%
Net interest margin                           2.12%           2.71%         2.81%         3.08%         3.29%         3.16%
Interest rate spread                          2.09%           2.57%         2.60%         2.80%         2.83%         2.55%

Basic EPS                                $    1.39       $    2.31   $      2.18   $      1.75   $      1.16   $      0.88
Diluted EPS                              $    1.29       $    2.16   $      2.11   $      1.75   $      1.16   $      0.88
Dividends per share                      $    0.48       $    0.60   $      0.54   $      0.46   $      0.38   $      0.30
Book value per share                     $   24.15       $   22.17   $     20.61   $     18.39   $     15.90   $     15.21
Tangible book value                      $   22.69       $   20.72   $     19.13   $     16.80   $     15.90   $     15.21

Closing stock price                      $   31.10       $   27.00   $     25.75   $     16.75   $     14.13   $     13.63
Price / tangible book value                 137.06%         130.31%       134.61%        99.70%        88.84%        89.58%
Price / earnings                             18.08x          12.50x        12.20x         9.57x        12.18x        15.48x
Shares outstanding                         973,336         969,186     1,013,186     1,039,686     1,618,563     1,788,941

                                          AT OR FOR
                                       THE YEAR ENDED
                                       --------------   '97 - '02
($000S EXCEPT PER SHARE)                 12/31/1997        CAGR*
-----------------------------------------------------------------
Assets                                   $   176,683       12.34%
Loans, net                               $    76,159       14.12%
Securities                               $    81,005        9.49%
Deposits                                 $   130,958        9.02%
Borrowings                               $    11,000       51.94%
Equity                                   $    30,427       -6.72%

Net interest income                      $     5,570        7.07%
Loan loss provision                      $        30     -100.00%
Noninterest income                       $       542       15.79%
Gain/loss on securities/other assets     $        -3     -385.70%
Noninterest expense                      $     3,509       12.83%
Income tax expense                       $       626       10.49%
Net income                               $       944       16.83%

Return on average assets                        0.58%
Return on average equity                        3.52%
Equity to assets                               17.22%
TangEquity to assets                           17.22%
Efficiency ratio                               57.41%
Net interest margin                             3.51%
Interest rate spread                            2.81%

Basic EPS                                         NA          NM
Diluted EPS                                       NA          NM
Dividends per share                      $      0.12       37.97%
Book value per share                     $     14.65        8.64%
Tangible book value                      $     14.65        7.18%

Closing stock price                      $     17.13
Price / tangible book value                   116.89%
Price / earnings                                  NA
Shares outstanding                         2,076,325

*Compound Annual Growth Rate

[LOGO]                                  6        HEMLOCK FEDERAL FINANCIAL CORP.

FINANCIAL HIGHLIGHTS: QUARTERLY

($000S EXCEPT PER SHARE)                SEP-03      JUN-03      MAR-03      DEC-02      SEP-02      JUN-02
------------------------------------------------------------------------------------------------------------
Assets                                 $ 320,416   $ 324,859   $ 319,352   $ 316,161   $ 303,308   $ 299,726
Loans, net                             $ 140,062   $ 140,257   $ 139,938   $ 147,436   $ 149,705   $ 147,342
Securities                             $ 125,811   $ 155,235   $ 129,239   $ 127,465   $ 129,659   $ 126,828
Deposits                               $ 209,634   $ 209,258   $ 206,199   $ 201,725   $ 195,416   $ 195,452
Borrowings                             $  86,307   $  90,259   $  88,310   $  89,060   $  82,310   $  80,210
Equity                                 $  22,071   $  21,770   $  21,535   $  21,484   $  20,944   $  20,644

Net interest income                    $   1,494   $   1,551   $   1,729   $   1,962   $   1,986   $   1,965
Loan loss provision                    $       0   $       0   $       0   $       0   $       0   $       0
Noninterest income                     $     454   $     375   $     370   $     387   $     221   $     347
Gain/loss on securities/other assets   $     243   $     231   $     214   $      53   $     176   $     100
Noninterest expense                    $   1,588   $   1,616   $   1,655   $   1,695   $   1,566   $   1,614
Income tax expense                     $     208   $     126   $     212   $     217   $     268   $     278
Net income                             $     395   $     415   $     446   $     490   $     516   $     520

Return on average assets                    0.47%       0.52%       0.56%       0.64%       0.68%       0.70%
Return on average equity                    7.21%       7.69%       8.30%       9.33%       9.92%      10.20%
Equity to assets                            6.89%       6.70%       6.74%       6.80%       6.91%       6.89%
TangEquity to assets                        6.50%       6.31%       6.34%       6.38%       6.46%       6.43%
Efficiency ratio                           80.34%      82.71%      77.80%      71.18%      69.91%      68.81%
Net interest margin                         1.93%       2.16%       2.29%       2.65%       2.63%       2.75%
Interest rate spread                        1.83%       2.25%       2.21%       2.53%       2.38%       2.64%

Basic EPS                              $    0.43   $    0.46   $    0.50   $    0.55   $    0.58   $    0.59
Diluted EPS                            $    0.40   $    0.43   $    0.46   $    0.51   $    0.54   $    0.56
Dividends per share                    $    0.16   $    0.16   $    0.16   $    0.15   $    0.15   $    0.15
Book value per share                   $   24.15   $   23.92   $   23.90   $   22.17   $   23.56   $   23.92
Tangible book value                    $   22.69   $   22.43   $   22.37   $   20.72   $   21.95   $   22.24

Closing stock price                    $   31.10   $   29.50   $   27.70   $   27.00   $   27.58   $   27.23
Price / tangible book value               137.06%     131.52%     123.83%     130.31%     125.65%     122.44%
Price / earnings                           19.44x      17.15x      15.05x      13.24x      12.77x      12.16x
Shares outstanding                       973,336     973,686     969,186     969,186     970,186     973,186

($000S EXCEPT PER SHARE)                MAR-02       DEC-01
--------------------------------------------------------------
Assets                                 $ 305,066   $   289,244
Loans, net                             $ 152,580   $   156,473
Securities                             $ 114,257   $    96,920
Deposits                               $ 193,865   $   189,456
Borrowings                             $  80,710   $    74,785
Equity                                 $  20,209   $    20,874

Net interest income                    $   1,923   $     1,721
Loan loss provision                    $       0   $         0
Noninterest income                     $     173   $       451
Gain/loss on securities/other assets   $     242   $        87
Noninterest expense                    $   1,541   $     1,480
Income tax expense                     $     268   $       275
Net income                             $     529   $       504

Return on average assets                    0.71%         0.70%
Return on average equity                   10.27%         9.78%
Equity to assets                            6.62%         7.22%
TangEquity to assets                        6.17%         6.73%
Efficiency ratio                           72.85%        66.34%
Net interest margin                         2.64%         2.53%
Interest rate spread                        2.41%         2.40%

Basic EPS                              $    0.58   $      0.56
Diluted EPS                            $    0.55   $      0.53
Dividends per share                    $    0.15   $      0.14
Book value per share                   $   23.02   $     20.61
Tangible book value                    $   21.34   $     19.13

Closing stock price                    $   24.17   $     25.75
Price / tangible book value               113.26%       134.61%
Price / earnings                           10.99x        12.15x
Shares outstanding                       973,186     1,013,186

[LOGO]                                  7        HEMLOCK FEDERAL FINANCIAL CORP.

MARKET HIGHLIGHTS

                                MARKET HIGHLIGHTS

              Ticker Symbol:               HMLK

              Trades on:                   NASDAQ Small Cap

              Current Market Value:        $28.71         1/14/04

              52 week High and Low...
                                 High      $31.75         8/28/03
                                 Low       $27.18         1/13/03
                 Average Daily Volume      284 shares

                INSIDER & INSTITUTIONAL OWNERSHIP AT JANUARY 2004

PORTFOLIO NAME                                 SOURCE     HELD    % HELD   AS OF
---------------------------------------------------------------------------------
Hemlock Federal ESOP                            Proxy   170,858*   17.55%  Dec-02
Hemlock Federal PSP                             Proxy    96,112     9.87%  Dec-02
All Directors and Executive Officers            Proxy   304,829**  31.32%  Dec-02

First Manhattan Company                          13F     71,750     7.37%  Sep-03
AXA Rosenberg Investment                         13F     21,400     2.20%  Sep-03
Benjamin A Smith & Associates                    13F      8,000     0.82%  Sep-03
Vanguard Group, Inc.                             13F        100     0.01%  Sep-03
                                                        -------    -----
                                       TOTAL            673,049    69.15%
                                                        =======    =====

* Of which 87,804 shares have been allocated to participants
** May include overlapping holdings with the ESOP and PSP

[LOGO]                                  8        HEMLOCK FEDERAL FINANCIAL CORP.

DIVIDEND CHART

                                     [GRAPH]

[LOGO]                                  9        HEMLOCK FEDERAL FINANCIAL CORP.

PRICE VOLUME CHART
                                     [GRAPH]

[LOGO]                                 10        HEMLOCK FEDERAL FINANCIAL CORP.

                              TENDER OFFER OVERVIEW

[LOGO]                                 11        HEMLOCK FEDERAL FINANCIAL CORP.

SELF TENDER OVERVIEW

  WHAT IS A SELF-TENDER OFFER?

  A self-tender is a process by which an issuer repurchases a significant number of shares from shareholders through a process known as the "Modified Dutch Auction". Generally, self-tenders involve the repurchase of between 15% - 30% of the shares outstanding prior to the self-tender.

  WHAT IS A MODIFIED DUTCH AUCTION?

  A Modified Dutch Auction is a process whereby a company makes a direct tender offer to its own shareholders to purchase a specified number of shares of stock within a specified price range per share. For example, a Bank may make an offer to all shareholders to purchase in the aggregate 25% of its outstanding stock at a price that falls within a predetermined price range set by the Company. Generally, the price range does not have more than a 15% difference between the top and the bottom of the range and is at a slight premium to the current market value per share. Each shareholder is then permitted to sell all, none or a part of his shares by specifying the number of shares he wishes to sell and the price he is willing to sell at within the price range. After receiving all tendered shares at the termination of the offer, a Bank may choose the lowest price within the price range that will permit it to purchase the amount of shares sought.

  HOW IS THE FINAL PRICE PER SHARE DETERMINED?

  All shares acquired in the self-tender will be acquired at the same price. The Company selects the lowest price per share that allows it to acquire the desired number of shares. For example, if a company wanted to repurchase 200,000 shares at a price range between $22.00 and $25.50 per share, and 50,000 shares are tendered at $22.00, 55,000 shares are tendered at $23.50, 100,000 shares are tendered at $24.50 and 800,000 shares are tendered at $25.00, the company would buy 200,000 shares at $24.50 from persons who tendered at prices between $22.00 and $24.50. Shares tendered from persons at prices above $24.50 would be returned and would not be purchased.

[LOGO]                                 12        HEMLOCK FEDERAL FINANCIAL CORP.

SELF TENDER OVERVIEW

  HOW DOES A SHAREHOLDER SELECT THE PRICE AT WHICH HE WILL TENDER HIS SHARES?

  Shareholders will be asked to select the number of shares they want to tender and the price per share within the price range. A Bank, working in conjunction with an investment banker, sets the price range. Shareholders can choose a price within the range at increments of $0.125 or $0.25. In addition, a shareholder is permitted to tender part of this stock at one price and another part at a different price. A shareholder that owned 1,500 shares could tender 500 shares at $22.00, 500 shares at $23.00 and 500 shares at $24.00 (although all shares ultimately repurchased would be repurchased at the same price). A shareholder cannot, however, tender the same shares at different prices. In the example, the 1,500 share shareholders could not tender 1,500 shares at $23.00 and 1,500 shares at $24.00.

  HOW LONG DOES THE OFFER LAST?

  The SEC requires self-tenders to be held open at least 20 business days. Shareholders can increase, decrease or withdraw completely their tender so long as such change is done within the period that the offer remains open. A Bank can change the terms of the tender offer, including the number of shares to be repurchased and the price range, provided that a Bank gives shareholders a minimum of 10 business days after notice of the change to increase, decrease or withdraw their tenders.

  WHAT IS THE ROLE OF THE INVESTMENT BANKER?

  Keefe, Bruyette and Woods, Inc., ("KBW"), as your investment banker, plays a pivotal role in a self tender, advising a Bank on the structure, the optimum number of shares to repurchase, setting the price range and ultimately advising a Bank on the appropriate final purchase price per share. In some instances upon request, KBW has also provided a fairness opinion to the Bank. In this regard our team is uniquely qualified to advise a Bank on the advantages and structure of a self-tender.

[LOGO]                                 13        HEMLOCK FEDERAL FINANCIAL CORP.

STEPS INVOLVED IN THE SELF TENDER PROCESS

  o    Decision to proceed

  o    Choose quarter-end financials to be used in SEC Form TO

  o Assure funding is present at holding company level prior to commencing tender offer

  o Lawyers begin drafting Form TO and all ancillary documents for distribution to Working Group for comments

  o Set price range (or fixed price) for tender offer immediately prior to finalizing document

  o    Announce tender and file SEC documents on same day

  o Mail tender materials to shareholders as soon as possible after above event

  o    Tender offer runs for 30 days

  o    KBW's Columbus office handles shareholder communications and questions

  o    Shortly after tender expiration, announce preliminary results of tender

  o Approximately one week after tender expiration, remit funds to shareholders and announce final results of tender

[LOGO]                                 14        HEMLOCK FEDERAL FINANCIAL CORP.

OVERVIEW OF VALUATION PROCESS

  o    VALUATION PROCESS

          o    Determine tender structure and appropriate valuation
          o    Due diligence with company senior management
          o    Standard of value:
                    o    History
                    o    Operations
                    o    Financial performance history and future prospects
                    o    Strategy and goals
                    o    Future business opportunities

  o    VALUATION METHODOLOGIES

          o    Comparable public company analysis
                    o    Performance comparison
                    o    Peer valuation comparison
          o    Comparable tender offer analysis
          o    Price paid on previous repurchases
          o    Accretion-dilution analysis
          o    Discounted cash flow analysis

[LOGO]                                 15        HEMLOCK FEDERAL FINANCIAL CORP.

TENDER OFFER STRUCTURE OVERVIEW

  The Three Principal Methods:

     o    MODIFIED DUTCH AUCTION TENDER OFFER

               o Company makes a direct offer to all its shareholders to purchase a specified number of shares of stock within a specified price range per share

     o    REVERSE STOCK SPLIT AND/OR "CRAM-DOWN"

               o Company decides that X number of shares is now equal to 1 share and any fractional shares are cashed out

     o    ODD-LOT TENDER

               o Company offers shareholders owning 99 shares or less a specified price per share for all their shares

[LOGO]                                 16        HEMLOCK FEDERAL FINANCIAL CORP.

RECENT TENDER OFFERS COMPLETED BY KBW

                                                                      TENDER OFFER
                                                         ----------------------------------------------
                                                                                      PRICE RANGE                STOCK PRICE
                                                           ANN.                 --------------------------------------------------
    COMPANY                                     TICKER     DATE      SHARES        LOW          HIGH      BEFORE ANN.   AFTER ANN.
---------------------------------------------   ------   --------   ---------   ----------   ----------   -----------   ----------
1   Klamath First Bancorp, Inc.                 KFBI     10/09/98   1,983,353   $    18.00   $    20.00   $     16.00   $    18.00

2   Tri-County Bancorp, Inc.                    TRIC     10/20/98     313,000   $    11.00   $    14.00   $     11.25   $    13.00

3   WesterFed Financial Corp.                   WSTR     11/20/98   1,100,000   $    18.00   $    20.00   $     18.50   $    19.38

4   EFC Bancorp, Inc.                           EFC      04/23/99   1,779,233   $    10.00   $    12.00   $     10.13   $    11.25

5   First Commonwealth Finl Corp(1)             FCF      07/13/99   2,000,000   $    23.00   $    26.00   $     23.88   $    24.00

6   Hemlock Federal Finl Corp.                  HMLK     02/01/00     388,000   $    15.00   $    17.50   $     14.31   $    15.13

7   PS Financial, Inc.                          PSFI     03/01/00     333,858   $    12.00   $    14.50   $     11.56   $    12.50

8   FBL Financial Group, Inc.(2)                FFG      09/26/00   1,101,462   $    20.00   $    20.00   $     15.13   $    16.25

9   BT Financial Corporation(4)                 BTFC     09/26/00   1,668,329   $    18.00   $    20.00   $     18.63   $    16.50

10  StateFed Financial Corporation              SFFC     05/11/01     230,770   $    11.50   $    13.00   $      9.25   $    11.25

11  Washington Bancorp                          WBIO     11/23/01    Odd Lots   $    19.00   $    19.00   $     18.25   $    18.30

12  HCB Bancshares, Inc.(5)                     HCBB     01/31/02     377,866   $    12.75   $    14.75   $     14.20   $    13.75

13  Main Street Trust, Inc.                     MSTI     04/23/02   1,200,000   $    23.00   $    23.00   $     19.00   $    22.00

14  First National of Nebraska                  FINN     06/06/02    Odd Lots   $ 3,500.00   $ 3,500.00   $  3,150.00   $ 3,500.00

15  RCB Corporation                             RCBC     11/05/02     200,000   $    68.00   $    77.00   $     61.00   $    61.00

16  Harrodsburg First Financial Bancorp, Inc.   HFFB     05/28/03     300,000   $    15.00   $    16.50   $     15.21   $    16.42


                                                                               SHARES TENDERED              FINAL
                                                CLOSING     PRICE AT    -------------------------------     TENDER
    COMPANY                                      DATE       CLOSING     NOMINEE      DTC        TOTAL       PRICE
---------------------------------------------   ---------  ---------    -------   --------    ---------   ----------
1   Klamath First Bancorp, Inc.                 01/15/99   $    17.63    14,145   1,969,945   1,984,090   $    19.50
                                                                           1%        99%
2   Tri-County Bancorp, Inc.                    12/07/98   $    12.38    79,427     233,573     313,000   $    14.00
                                                                          25%        75%
3   WesterFed Financial Corp.                   12/21/98   $    19.00    12,642   1,070,212   1,082,854   $    20.00
                                                                           1%        99%
4   EFC Bancorp, Inc.                           06/02/99   $    11.63   115,418   1,594,126   1,709,544   $    12.00
                                                                           7%        93%
5   First Commonwealth Finl Corp(1)             09/29/99   $    25.50      NA        NA       1,909,710   $    26.00

6   Hemlock Federal Finl Corp.                  03/01/00   $    14.94     4,545     415,402     419,947   $    15.00
                                                                           1%        99%
7   PS Financial, Inc.                          03/29/00   $    12.06     9,409     357,835     367,244   $    12.00
                                                                           3%        97%
8   FBL Financial Group, Inc. (2)               10/26/00   $    16.13      NA        NA       1,101,462   $    20.00

9   BT Financial Corporation (4)                10/31/00   $    19.56   609,097   1,120,276   1,729,373   $    19.50
                                                                           35%       65%
10  StateFed Financial Corporation              06/11/01   $    11.00      NA        NA         231,774   $    11.50

11  Washington Bancorp                          02/15/02   $    18.75      NA        NA           1,421   $    19.00

12  HCB Bancshares, Inc.(5)                     04/05/02   $    14.50    15,613     291,152     306,765   $    14.75
                                                                           5%        95%
13  Main Street Trust, Inc.                     06/07/02   $    23.10      NA        NA         857,442   $    23.00

14  First National of Nebraska                  07/10/02   $ 3,200.00      NA        NA           9,637   $ 3,500.00

15  RCB Corporation                             12/04/02   $    61.00      NA        NA         154,179   $    77.00

16  Harrodsburg First Financial Bancorp, Inc.   06/30/03   $    16.25      NA        NA         111,000   $    16.50

                                                        PRELIMINARY                    FINAL
                                                ----------------------------------------------------
                                                   PRESS                    PRESS                     CMV
    COMPANY                                     RELEASE DATE    PRICE    RELEASE DATE     PRICE     01/13/04
---------------------------------------------   ------------   -------   ------------   ----------  ----------
1   Klamath First Bancorp, Inc.                   01/11/99     $ 18.50     01/15/99     $    17.63     NA

2   Tri-County Bancorp, Inc.                      12/08/98     $ 12.38       NA             NA        Sold

3   WesterFed Financial Corp.                     12/23/98     $ 18.25     12/28/98     $    18.38    Sold

4   EFC Bancorp, Inc.                                NA           NA       06/11/99     $    11.50  $    25.90

5   First Commonwealth Finl Corp(1)               09/29/99     $ 25.50     10/05/99     $    25.25  $    14.30

6   Hemlock Federal Finl Corp.                    03/03/00     $ 15.00     03/08/00     $    12.06  $    28.71

7   PS Financial, Inc.                            04/03/00     $ 12.06     04/05/00     $    11.50    Sold(3)

8   FBL Financial Group, Inc. (2)                 10/27/00     $ 16.25     11/02/00     $    16.38  $    25.08

9   BT Financial Corporation (4)                  11/02/00     $ 18.38     11/06/00     $    17.81    Sold(4)

10  StateFed Financial Corporation                06/14/01     $ 11.00     06/19/01     $    11.00  $    13.05

11  Washington Bancorp                               NA           NA       03/06/02     $    18.85  $    20.00

12  HCB Bancshares, Inc.(5)                       04/08/02     $ 14.87     04/12/02     $    15.05  $    17.83

13  Main Street Trust, Inc.                          NA           NA       06/10/02     $    22.70  $    31.00

14  First National of Nebraska                       NA           NA       07/12/02     $ 3,300.00  $ 3,995.00

15  RCB Corporation                               12/09/02     $ 75.12        NA            NA      $    84.10

16  Harrodsburg First Financial Bancorp, Inc.     07/01/03     $ 17.00        NA            NA      $    23.20

(1)  KBW participated in FCF's TRUP.

(2) KBW acted as investment advisor to FFG in its acquisition of Kansas Farm Bureau Life.

(3)  June 14, 2001 announced sale to PNA Holding Company for $14.00 per share

(4) Changed name to Promistar Financial Corporation and its ticker to PRFC effective Nov. 15, 2000. June 14, 2001 announced sale to F.N.B. Corporation for $24.24 per share

(5) January 14, 2004 announced sale to Rock Bancshares, Inc. for $18.63 per share

[LOGO]                                 17        HEMLOCK FEDERAL FINANCIAL CORP.

SELF TENDER PROCESS

  KBW'S UNIQUE QUALIFICATIONS

  o    No Other Firm Has Advised on More Tender Offers Than KBW

  o    KBW Has Experience with Various Types of Transaction Structures & Sizes

  o    KBW Has a Nationwide Network of Resources and Knowledge

          o    All team members are Registered and Licensed representatives

          o Knowledgeable in dealing with a range of shareholders - from high-net worth individuals to "mom & pop" shareholders

  o We Are Focused Strictly on the Financial Sector and Have 40 Years of Experience in Valuing Financial Companies

          o    The Market values our opinions

  o As the Leading Bank-Specialist Firm, KBW Reassures the Market and Shareholders that Our Opinion is Not Compromised

[LOGO]                                 18        HEMLOCK FEDERAL FINANCIAL CORP.

FINANCIAL ANALYSIS

  SELF-TENDER ALTERNATIVE: MERITS & CONSIDERATIONS

                                     MERITS

    o    Common & accepted technique to enhance shareholder value

    o    Fairly straight-forward & simple to accomplish

    o    Often used as a sophisticated form of capital management

    o Dutch auction process ensures tendering shareholders' reasonable price objectives are accomplished

    o Does not preclude raising additional capital in the future if opportunities are discovered

                                 CONSIDERATIONS

    o    Potential liability risk if sale is imminent

    o While the Tier 1 ratio is mildly impacted, Equity to Assets at the holding company decreases

    o    Difficult to accomplish if all constituencies are not on board

The 3 Most Important Questions:

1)  Is this the best use of capital when compared to other alternatives?     YES

2)  Are we significantly enhancing shareholder value?                        YES

3)  Have we impaired the bank's flexibility in the future?                    NO

[LOGO]                                 19        HEMLOCK FEDERAL FINANCIAL CORP.

                          KEEFE, BRUYETTE & WOODS, INC.

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